As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333 –

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-1414921

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of Principal Executive Offices)	(Zip Code)
The Scotts Company LLC Retirement Savings Plan
Smith & Hawken 401(k) Plan
(Full title of the plans)

David C. Evans	Copy to:
Executive Vice President and	Elizabeth Turrell Farrar, Esq.
Chief Financial Officer	Vorys, Sater, Seymour and Pease LLP
The Scotts Miracle-Gro Company	52 East Gay Street
14111 Scottslawn Road	P.O. Box 1008
Marysville, Ohio 43041	Columbus, Ohio 43216-1008

(Name and address of agent for service)
(937) 644-0011
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum
		offering	aggregate	Amount of
	Amount to be	price	offering	registration
Title of securities to be registered (1)	registered (2)	per share (3)	price (3)	fee
Common Shares, without par value	300,000	$37.87	$11,361,000	$349

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to The Scotts Company LLC Retirement Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the Smith & Hawken 401(k) Plan.

(2)	This Registration Statement on Form S-8 registers an aggregate of 300,000 common shares, without par value, of The Scotts Miracle-Gro Company, of which 250,000 common shares are being registered for offering and sale pursuant to The Scotts Company LLC Retirement Savings Plan and 50,000 common shares are being registered for offering and sale pursuant to the Smith & Hawken 401(k) Plan.

(3)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and computed on the basis of $37.87, which is the average of the high and low sales prices for a common share of The Scotts Miracle-Gro Company as reported on the New York Stock Exchange on November 9, 2007.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The Scotts Miracle-Gro Company (the “Registrant”) with respect to The Scotts Company LLC Retirement Savings Plan and the Smith & Hawken 401(k) Plan (collectively, the “Plans”). The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in each of the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated by the Commission under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, filed by the Registrant, The Scotts Company LLC Retirement Savings Plan and the Smith & Hawken 401(k) Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
•	the Annual Report on Form 10-K of the Registrant for the fiscal year ended September 30, 2006, filed with the Commission on December 14, 2006 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended December 30, 2006, filed with the Commission on February 8, 2007 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 31, 2007, filed with the Commission on May 10, 2007 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended June 30, 2007, filed with the Commission on August 8, 2007 (File No. 1-13292);

•	the Current Reports on Form 8-K filed by the Registrant with the Commission on October 26, 2006, November 8, 2006, November 13, 2006, December 7, 2006, January 5, 2007, January 23, 2007, January 31, 2007, February 7, 2007, March 7, 2007, April 17, 2007, May 1, 2007, July 9, 2007, July 17, 2007, July 18, 2007,

July 31, 2007, August 15, 2007, September 18, 2007 and November 1, 2007 (File No. 1-13292);
•	the Annual Report on Form 11-K of The Scotts Company LLC Retirement Savings Plan for the fiscal year ended December 31, 2006, filed with the Commission on June 27, 2007 (File No. 033-47073);

•	the Annual Report on Form 11-K of the Smith & Hawken 401(k) Plan for the fiscal year ended December 31, 2006, which is being filed concurrently with this Registration Statement; and

•	the description of the Registrant’s common shares, without par value, contained in the Registrant’s Current Report on Form 8-K filed with the Commission on March 24, 2005, together with any subsequent registration statement or report filed for the purpose of updating such description.
     All documents which may be filed by the Registrant, The Scotts Company LLC Retirement Savings Plan or the Smith & Hawken 401(k) Plan with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under The Scotts Company LLC Retirement Savings Plan and the Smith & Hawken 401(k) Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement.
     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     Article Five of the Code of Regulations of the Registrant governs the indemnification of officers and directors of the Registrant. Article Five provides:
     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.
     Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:
     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, references to “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Section 11.5 of The Scotts Company LLC Retirement Savings Plan provides for indemnification of the Administrative Committee which administers The Scotts Company LLC Retirement Savings Plan and the employees carrying out the duties of the Administrative Committee as follows:
Each member of the Administrative Committee and Employees carrying out the duties of the Administrative Committee shall be indemnified by the Employer [The Scotts Company LLC and its affiliates] against costs, expenses, and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by the person in connection with any action to which the person may be a party by reason of his or her service as a member of the committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses, and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled under the operating agreement of the Company [The Scotts Company LLC]. Service on the Administrative Committee shall be deemed in partial fulfillment of the person’s function as an Employee, officer, and/or director of the Employer, if the person serves in such capacity as well.
     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.
     (a) Exhibits:
     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 (File No. 1-13292)

4.2	Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 (File No. 1-13292)

4.3	Code of Regulations of The Scotts Miracle-Gro Company, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 (File No. 1-13292)

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of The Scotts Company LLC Retirement Savings Plan

23.4	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of the Smith & Hawken 401(k) Plan

24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company
     (b) In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 — Opinion regarding legality for plans subject to the requirements of ERISA as the Registrant undertakes that, as applicable, the Plans and any amendments thereto have been or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), have been or will be made.

Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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signatures on following page.]

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of November, 2007.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ David C. Evans
David C. Evans, Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2007.

Signature	Title

/s/ Mark R. Baker* Mark R. Baker	Director
/s/ Gordon F. Brunner* Gordon F. Brunner	Director
/s/ Arnold W. Donald* Arnold W. Donald	Director
/s/ David C. Evans David C. Evans	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Joseph P. Flannery* Joseph P. Flannery	Director
/s/ James Hagedorn* James Hagedorn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer) and Director
/s/ Thomas N. Kelly Jr.* Thomas N. Kelly Jr.	Director
/s/ Katherine Hagedorn Littlefield* Katherine Hagedorn Littlefield	Director

Signature	Title
/s/ Karen G. Mills* Karen G. Mills	Director
/s/ Nancy G. Mistretta* Nancy G. Mistretta	Director
/s/ Patrick J. Norton* Patrick J. Norton	Director
/s/ Stephanie M. Shern* Stephanie M. Shern	Director
/s/ John S. Shiely* John S. Shiely	Director

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as exhibits.
/s/ David C. Evans
By: David C. Evans, Attorney-in-Fact
     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustee or other persons who administer The Scotts Company LLC Retirement Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on November 14, 2007.

THE SCOTTS COMPANY LLC RETIREMENT SAVINGS PLAN
By: /s/ David C. Evans

Printed Name:	David C. Evans
Title: Executive Vice President and Chief Financial Officer of The Scotts Company LLC

     Pursuant to the requirements of the Securities Act of 1933, the trustee or other persons who administer the Smith & Hawken 401(k) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on November 14, 2007.

SMITH & HAWKEN 401(k) PLAN
By: /s/ David C. Evans

Printed Name:	David C. Evans
Title: Executive Vice President of Smith & Hawken, Ltd.

INDEX TO EXHIBITS

Exhibit No.	Description	Location

4.1	Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004	Incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of The Scotts Miracle-Gro Company filed on March 24, 2005 (File No. 1-13292)

4.2	Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005	Incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of The Scotts Miracle-Gro Company filed on March 24, 2005 (File No. 1-13292)

4.3	Code of Regulations of The Scotts Miracle-Gro Company	Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K of The Scotts Miracle-Gro Company filed on March 24, 2005 (File No. 1-13292)

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	Filed herewith

23.3	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of The Scotts Company LLC Retirement Savings Plan	Filed herewith

23.4	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of the Smith & Hawken 401(k) Plan	Filed herewith

24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company	Filed herewith